EXHIBIT 10.19

                                FIRST AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT


     This First Amendment is dated as of October 23, 2001, effective as of August 21, 2001, and is made in respect of the Employment Agreement dated as of August 11, 2000, effective as of August 21, 2000 (the "Agreement"), by and between IEC ELECTRONICS CORP., a Delaware corporation ("IEC" or the "Company"), and THOMAS W. LOVELOCK ("Executive").

     WHEREAS, Section 4B of the Agreement provides that IEC will pay a portion of the premiums on term life insurance on the life of Executive; and

     WHEREAS, after completion of a performance review and in recognition of the effective performance of Executive during the past year, the Board of Directors deems it appropriate and desirable to pay all the premiums on Executive's term life insurance, and to grant Executive a stock option for 25,000 shares of IEC common stock.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto hereby agree as follows:

        1. All of the terms used in this First Amendment shall have the meanings defined in the Agreement.

        2. Section 4B the Agreement is deleted in its entirety and replaced by a new Section 4B, which will read as follows:

               "4B. Insurance. So long as Executive is employed
                by IEC, the Company will pay the premiums on term life insurance on his life in the face amount of two times Base Salary. IEC will have no interest in or claim to such life insurance policy and Executive will have the sole right to designate the beneficiaries."

        3. Stock Options. Pursuant to the Company's 1993 Stock Option Plan, IEC will grant Executive as of September 10, 2001 a stock option for 25,000 shares of IEC common stock at an exercise price equal to the fair market value of IEC's common stock on said date. The option will vest in 25% increments beginning one year from the date of grant and will expire seven years from the date of grant and will contain such other terms and conditions as are customary in the Company's stock options.

        4. Except as modified by this First Amendment, the Agreement remains in full force and effect and is hereby ratified and confirmed.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the day and year first above written.

                                        IEC ELECTRONICS CORP.


                                        By:
                                        W. Barry Gilbert
                                        Chairman of the Board of Directors


                                        EXECUTIVE


                                        Thomas W. Lovelock





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